UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 10, 2006

Commission	Registrant; State of Incorporation;	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.

1-3141	JERSEY CENTRAL POWER & LIGHT COMPANY	21-0485010
(A New Jersey Corporation)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

333-115467	JCP&L TRANSITION FUNDING II LLC	51-0503805
(A Delaware Limited Liability Company)
c/o FirstEnergy Corp.
76 South Main Street
Akron, OH 44308
Telephone (800)736-3402

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the issuance and sale of $182,400,000 aggregate principal amount of Series 2006-A Transition Bonds (Bonds) of JCP&L Transition Funding II LLC (Company), the Company and, in certain instances, its sole member, Jersey Central Power & Light Company (JCP&L), have entered into the agreements described below on August 10, 2006. The descriptions of these agreements are qualified in their entirety by reference to the agreements themselves, which are filed as exhibits to this report and incorporated by reference in this Item 1.01 by reference.

Bondable Transition Property Sale Agreement

The Sale Agreement between the Company and JCP&L, as Seller, governs the sale of all of JCP&L’s right, title and interest in, to and under certain bondable transition property (Bondable Transition Property) which will include the right to charge, collect and receive a transition bond charge (Transition Bond Charge) from virtually all of JCP&L’s customers. JCP&L, as Seller, has agreed to indemnify the Company and the Trustee under the Indenture described below, on behalf of the holders of the Bonds, for certain tax matters, and for breaches of JCP&L’s representations, warranties and covenants in connection with the Sale Agreement.

Bondable Transition Property Servicing Agreement

Pursuant to the Servicing Agreement between the Company and JCP&L, JCP&L, as Servicer, will manage, service, administer and make collections in respect of the Transition Bond Charge. JCP&L’s duties as Servicer include obtaining meter reads, calculating, billing and collecting the Transition Bond Charge, remitting the Transition Bond Charge to the Trustee under the Indenture referred to below and petitioning the New Jersey Board of Public Utilities for adjustments to the Transition Bond Charge. The Company will pay JCP&L an annual servicing fee of $228,000. JCP&L, as Servicer, has agreed to indemnify the Company and the Trustee under the Indenture described below, for itself and on behalf of the holders of the Bonds, for the Servicer’s willful misconduct, bad faith or gross negligence in the performance of its duties or observance of its covenants under the Servicing Agreement or for the Servicer’s reckless disregard of its obligations and duties under the Servicing Agreement.

Indenture

The Company and The Bank of New York, as Trustee, have entered into an Indenture, which is supplemented by the 2006-A Series Supplement thereto, pursuant to which, among other things, the Company has granted to the Trustee a lien on certain collateral, including the Bondable Transition Property, to secure the payment of the principal of and interest on the Bonds, and all other related fees and expenses. The 2006-A Series Supplement establishes the terms of the Bonds, including the applicable interest rate and the expected amortization schedule of the Bonds.

Administration Agreement

The Company and FirstEnergy Service Company (FESC), an affiliate of both the Company and JCP&L, have entered into an Administration Agreement, pursuant to which FESC will provide administrative services to the Company for a cost-based fee.

Item 8.01 Other Events.

In connection with the closing of the issuance and sale of the Bonds, the Company and JCP&L are filing with this report the agreements and instruments listed under Item 9.01 below.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
Exhibits 10.1 and 10.2 are filed by the Company and JCP&L; the remaining exhibits are filed separately by the Company.

Exhibit No.	Description

1	Underwriting Agreement dated August 4, 2006 by Goldman, Sachs & Co.
4.1	Indenture dated as of August 10, 2006 between JCP&L Transition Funding II LLC as Issuer and The Bank of New York as Trustee
4.2	2006-A Series Supplement dated as of August 10, 2006 between JCP&L Transition Funding II LLC as Issuer and The Bank of New York as Trustee
4.3	Form of Transition Bond (included in Exhibit 4.2)
10.1	Bondable Transition Property Sale Agreement dated as of August 10, 2006 between JCP&L Transition Funding II LLC as Issuer and Jersey Central Power & Light Company as Seller
10.2	Bondable Transition Property Service Agreement dated as of August 10, 2006 between JCP&L Transition Funding II LLC as Issuer and Jersey Central Power & Light Company as Servicer
10.3	Administration Agreement dated as of August 10, 2006 between JCP&L Transition Funding II LLC as Issuer and FirstEnergy Service Company as Administrator

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

August 10, 2006

JERSEY CENTRAL POWER & LIGHT COMPANY
Registrant

JCP&L TRANSITION FUNDING II LLC
Registrant

/s/ Harvey L. Wagner
Harvey L. Wagner
Vice President and Controller